EXHIBIT 10.23

[Form of Senior Convertible Note issued as part of Company Restructuring and Private Placement]

SENIOR CONVERTIBLE NOTE

$[__________]	La Jolla, California	[_________], 200_

     FOR VALUE RECEIVED, the undersigned, NatureWell, Incorporated, a Delaware corporation ("Debtor"), promises to pay to the order of [______________________________________________], a [______], or order ("Holder"), at [__________________________________________________], or such other place as Holder may designate in writing, the principal amount of [____________________________________________________] ($__________), together with interest on the unpaid principal balance from time to time outstanding, computed on the basis of a three hundred sixty (360) day year and compounded on a semi-annual basis at a rate (the "Interest Rate") equal to Eight Percent (8%) per annum.

     1.     Payment of Principal and Interest. From the date of this Senior Convertible Note (the "Note" or "Senior Convertible Note"), principal and interest on this Note are payable in United States currency and shall be due and payable pursuant to the schedule attached hereto as Exhibit A.

     2.     Security Agreement / Seniority. This Senior Convertible Note is secured by that certain Security Agreement (the "Security Agreement") of even date herewith between Holder and Debtor, and any amendments or addendums thereto, granting Holder a senior security interest in Debtor's assets (the "Assets") and such other items set forth more fully in the Security Agreement (collectively, the "Collateral") and shall be senior in right of payment to all Unsecured Debt and all Subordinated Debt in the manner provided for by that certain Intercreditor, Subordination and Standby Agreement dated as of September 2, 2003 (the "Intercreditor Agreement"). If Debtor (i) defaults under the terms of this Senior Convertible Note or the Security Agreement, or (ii) other than in the ordinary course of business; sells, conveys, alienates, assigns or transfers the Collateral or any portion thereof, or any interest therein, or enters into an agreement to do so, or becomes divested of title or any interest in any manner or method, Holder shall have the right to declare the entire principal and accrued interest on this Senior Convertible Note immediately due and payable.

     3.     Additional Senior Debt and Subordinated Debt. The Debtor has existing Senior Debt (including Senior Debt held by affiliates and/or insiders) and may from time to time in its discretion incur additional Senior Debt and with respect thereto grant additional senior security interests in the Collateral. Further, Debtor may incur Subordinated Debt and with respect thereto grant subordinate security interests in the Collateral. Any future issuance or incurrence of Senior or Subordinated Debt and the granting of senior or subordinate security interests with respect thereto shall be done in conformance with the provisions contained in the Intercreditor, Agreement. Notwithstanding the priority of any Uniform Commercial Code UCC Financing Statements filed in the Delaware Divisions of Corporations in the event of default and disposition of the Collateral, Holder as a Secured Party under the Security Agreement shall share pari passu in the Collateral or any proceeds of the Collateral together with any holders (as a class) of Senior Debt.

            "Senior Debt" means all indebtedness and other obligations, however incurred (including obligations and/or indebtedness owed to employees, insiders and/or affiliates of Debtor), payable directly or indirectly by Debtor, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by Debtor, including, but not limited to: the principal of and interest on all loans, letters of credit, lines of credit, other extensions of credit, and all other indebtedness or obligations of Debtor provided that (i) the instrument(s) evidencing and/or securing such obligation(s) shall include an executed (senior) Security Agreement that grants a senior security interest in the Collateral, and (ii) the holder of any such instrument of indebtedness described herein has executed the Intercreditor Agreement or has agreed in writing to be bound by its terms.

            "Subordinated Debt" means all indebtedness and other obligations, however incurred, (including obligations and/or indebtedness owed to employees, insiders and/or affiliates of Debtor) payable directly or indirectly by Debtor, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by Debtor, including, but not limited to: the principal of and interest on all loans, letters of credit, lines of credit, trade credit, other extensions of credit, and all other indebtedness or obligations of Debtor provided that (i) the instrument(s) evidencing and/or securing such obligation(s) shall include an executed Subordinate Security Agreement that grants a subordinate security interest in the Collateral, and (ii) the holder of any such instrument of indebtedness described herein has executed the Intercreditor Agreement or has agreed in writing to be bound by its terms.

            "Unsecured Debt" means all indebtedness and other obligations (except Senior and Subordinated Debt), however incurred (including obligations and/or indebtedness owed to employees, insiders and/or affiliates of Debtor) payable directly or indirectly by Debtor, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by Debtor, including, but not limited to: the principal of and interest on all loans, letters of credit, lines of credit and other extensions of credit, and all other indebtedness or obligations of Debtor.

            Debtor covenants and agrees that the payment of Senior Debt from whatever source, including the principal of and interest and any other amounts payable thereon, shall be senior in right of payment, to the extent and in the manner herein set forth, to the payment of all Subordinated Debt and Unsecured Debt.

     4.     Prepayment. Debtor may not prepay this Note at any time.

     5.     Conversion of Note.

            (a)     Any Holder of this Note has the right, at the Holder's option, at any time prior to payment in full of the principal balance of this Note, to convert this Note, in whole or in part (in minimum increments of $1,000 principal amount), into fully paid and nonassessable shares of Debtor's common stock ("Common Stock"). The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount being tendered for conversion including interest accrued thereon by the Conversion Price in effect at the time of such conversion. The initial Conversion Price shall be equal to $_________________.

            Notwithstanding the foregoing, Debtor may, in its sole and absolute discretion, pay all or part of any interest accrued on this Note (or the portion being presented for conversion) in cash upon presentment for conversion.

            (b)     If Holder desires to exercise its conversion rights under this Note it may do so by surrendering this Note along with written notice of Holder's desire to convert at the Debtor's principal corporate office. The written notice to exercise conversion rights must contain the principal amount of the Note that Holder desires to convert (in increments of $1,000 face value).

            (c)     In the case of a Holder surrendering this Note for partial conversion the Debtor will return to the Holder the amount of Common Stock due pursuant to the conversion and an amended and restated version of this Note reflecting a reduction in face value as a result of the conversion.

            (d)     No fractional shares shall be issued upon conversion. The amount of shares to be issued upon conversion shall be rounded to the nearest whole share amount.

            (e)     As promptly as practicable after the conversion of this Note, the Debtor at its expense will issue and deliver to Holder of this Note a certificate or certificates for the number of shares of Common Stock issuable upon such conversion.

     6.     Conversion Price Adjustments.

            (a)     In case at any time the Common Stock outstanding shall be combined into a lesser number of shares, whether by reclassification, recapitalization, reduction of capital stock, whether referred to as a "reverse split" or otherwise, or other corporate action of similar or different kind (a "Share Reduction Event"), then the Conversion Price shall be proportionately increased by multiplying the Conversion Price immediately preceding a Share Reduction Event by the sum of (i) the number of shares of Common Stock outstanding prior to a Share Reduction Event divided by (ii) the number of shares of Common Stock outstanding following such Share Reduction Event.

            (b)     In case at any time any Common Stock shall be issued, or be deemed to have been issued, as a dividend on outstanding Common Stock or shall be issued upon subdivision, reclassification, recapitalization, whether referred to as a "stock split" or otherwise (a "Share Increase Event"), then the Conversion Price shall be proportionately decreased by multiplying the Conversion Price immediately preceding a Share Increase Event by the sum of (i) the number of shares of Common Stock outstanding prior to a Share Increase Event divided by (ii) the number of shares of Common Stock outstanding following such Share Increase Event.

            (c)     In the case of a merger or acquisition which results in the retirement of all of Debtor's Common Stock, this Note shall be convertible into the same type and amount of consideration paid for the Common Stock pursuant to such merger or acquisition, which type and amount of consideration shall be fixed until the maturity of this Note.

     7.     Late Charges. Debtor acknowledges that any late payment to Holder will cause Holder to incur costs not contemplated by this Senior Convertible Note. Therefore, if payment is not made within five (5) days after the due date for that payment, Debtor shall pay to Holder an additional sum of five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable sum considering all of the circumstances existing on the date of this Senior Convertible Note. Acceptance of any late charges shall not constitute a waiver of default with respect to the overdue amount, and shall not prevent Holder from exercising any of the other rights and remedies available to it.

     8.     Default. Debtor will be in default upon the occurrence of any of the following :

            (a)     Debtor fails to make any payment when due; or

            (b)     A default under the Security Agreement; or

            (c)     A default on any Senior Debt; or

            (d)     A default on any Subordinated Debt; or

            (e)     If at any time there is an outstanding judgment (or judgments) against the Debtor, issued after the date of this Note, which judgment(s) in the aggregate are for an amount that exceeds 20% of the Debtor's available cash unless Debtor's available cash is equal to or greater than 125% of all of Debtor's Senior Debt. Debtor may perform a calculation of judgment(s) versus available cash at any time and Debtor shall make such calculation no less than once every 90 days. For purposes of this section the term "available cash" means cash, cash equivalents, demand deposits, readily marketable securities, any security with a maturity of less than one-year (unless the Debtor has determined that the timely payment of such security is in doubt), and amounts available to the Debtor under any lines or letters of credit, provided however, a default under this provision 6(e) may be waived by a majority of the holders of Senior Debt, which waiver shall be binding upon all other holders of Senior Debt; or

            (f)     Upon any assignment by Debtor for the benefit of creditors, or admission in writing of Debtor's inability to pay its debts as they become due, or filing by or against Debtor of a petition in bankruptcy, or adjudication of Debtor as bankrupt or insolvent, or filing by or against Debtor of any petition or answer seeking for Debtor any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or filing any answer admitting or failing to deny the material allegations of a petition filed against it for any such relief, or seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or its directors or stockholders taking any action looking to its dissolution or liquidation, or its ceasing doing business as a going concern.

     9.     Holder's Rights. Upon default, Holder may declare the entire unpaid principal balance on this Senior Convertible Note together with interest on any unpaid balance at the rate of eighteen percent (18%) per year immediately due, without notice, and then Debtor will pay that amount.

            If any Event of Default occurs, neither the failure of Holder to promptly exercise its right to declare the outstanding principal of and accrued and unpaid interest on this Senior Convertible Note to be immediately due and payable, nor the failure of Holder to exercise any other right or remedy that it may have for default, nor the acceptance by Holder of late payments, nor the failure of Holder to demand strict performance of any obligation of Debtor hereunder, shall constitute a waiver of any such rights while such default continues, nor a waiver of such rights in connection with any future default on the part of Debtor. Furthermore, acceptance by Holder of partial payments following due acceleration of the indebtedness evidenced hereby shall not constitute a waiver by Holder of the acceleration of such indebtedness.

     10.     The Intercreditor Agreement. Notwithstanding anything contained herein to the contrary, if any terms of this Note or any other agreement or document executed in conjunction herewith conflicts with any provision contained in the Intercreditor Agreement the InterCreditor Agreement shall prevail and all disputes, conflicts or interpretations shall be resolved in favor of the Intercreditor Agreement unless the affected parties thereto agree in writing otherwise.

     11.     Sale, Assignment or Transfer of Note. The Holder of this Senior Convertible Note shall not sell, assign or transfer the Note unless and until the buyer, assignee or transferee shall deliver a written instrument to Debtor agreeing that transferee shall be bound by all of the provisions of the Intercreditor Agreement and shall be deemed to be a Senior Lender (as defined in the Intercreditor Agreement) for all purposes of the Intercreditor Agreement.

     12.     Maximum Rate. All agreements which either are now or which shall become agreements between Debtor and Holder are expressly limited so that in no contingency or event whatever, whether by reason of deferment or advancement of the indebtedness represented by this Senior Convertible Note, acceleration of the maturity date of this Senior Convertible Note, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness evidenced by this Senior Convertible Note exceed the maximum amount of interest permissible under applicable law. If at any time, from any circumstance whatsoever, fulfillment of any provision of this Senior Convertible Note or any other agreement between Debtor and Holder shall result in or involve payments or performance which would exceed the maximum legal interest rate, then ipso facto, the obligation to be fulfilled shall be reduced so as not to exceed such maximum legal interest rate.

     13.     Waiver. No delay or omission on the part of any holder hereof in exercising any right or option herein given to such holder shall impair such right or option to be considered as a waiver thereof or acquiescence in any default hereunder. Debtor hereby waives any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor.

     14.     Attorney's Fees. In the event of any dispute, action, or other proceeding brought by either party against the other under this Senior Convertible Note, the prevailing party shall be entitled to recover all costs and expenses incurred in connection with such dispute, action, or other proceeding, including, without limitation, the fees and costs of its attorneys, whether or not such dispute, action, or other proceeding proceeds to formal resolution or judgment.

     15.     Cumulative. Holder's rights and remedies under this Senior Convertible Note and applicable law shall be cumulative and not in the alternative.

     16.     Governing Law and Venue. This Senior Convertible Note is and shall be governed by and construed and enforced in accordance with the laws of the State of California without application of conflict of laws principles. Sole and proper venue and jurisdiction for any dispute arising out of or relating to this Senior Convertible Note shall be San Diego County Superior Court in San Diego, California.

     17.     Successors. The provisions of this Senior Convertible Note shall inure to the benefit of Holder's successors and assigns, and are binding on Debtor's successors.

     18.     Time of Essence. Time is of the essence under this Senior Convertible Note.

     19.     Severability. Should any one or more of the provisions of this Note be determined to be illegal or unenforceable, such provision(s) shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Note and shall not affect the validity or enforceability of the remaining provisions.

     IN WITNESS WHEREOF the parties have entered into this Senior Convertible Note as of the date first above written.

DEBTOR:	HOLDER:

NatureWell, Incorporated,	[______________________]
a Delaware corporation	[______________________]

By:_____________________________	By:_____________________________

____________________________________________________________________________